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                                                                    Exhibit 10.3

                            SERIES A PREFERRED STOCK
                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this "Agreement") is entered into as of June __, 2002, between PFGI CAPITAL CORPORATION, a Maryland corporation (the "Issuer") and THE PROVIDENT BANK, an Ohio state-chartered member bank of the Federal Reserve System ("Provident Bank").

                                    RECITALS

         A. The Issuer intends to sell to the public up to 6,900,000 of the Issuer's Series A non-cumulative preferred stock, $25.00 liquidation preference per share (the "Series A preferred stock").

         B. The Series A preferred stock will be exchangeable into a like number of Series A non-cumulative preferred stock of Provident Bank, $25.00 liquidation preference per share (the "Exchange Stock"), under certain circumstances described below.

         C. The parties hereto desire to ensure that, in the event of the occurrence of circumstances requiring the exchange of the Series A preferred stock into the Exchange Stock, Provident Bank will be contractually bound unconditionally to issue to the holders of Series A Preferred Stock Exchange Stock sufficient for exchange of the Series A preferred stock, and to effect the exchange of all outstanding Series A preferred stock into Exchange Stock.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Exchange of the Series A Preferred Stock. If at any time after the issuance and sale of the Series A preferred stock: (i) Provident Bank becomes less than "adequately capitalized" according to regulations established by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to the Federal Deposit Insurance Corporation Investment Act or as determined by the Ohio Division of Financial Institutions pursuant to the Ohio Banking Code and regulations thereunder; (ii) Provident Bank is placed into conservatorship or receivership; (iii) (x) the Federal Reserve Board, in its sole discretion, or the Ohio Division of Financial Institutions, in its sole discretion, directs such exchange in writing, and (y) even if Provident Bank is not less than "adequately capitalized," the Federal Reserve Board or the Ohio Division of Financial Institutions anticipates Provident Bank becoming less than "adequately capitalized" in the near term; or (iv) the Federal Reserve Board, in its sole discretion, or the Ohio Division of Financial Institutions, in its sole discretion, directs such exchange in writing in the event that Provident Bank has a Tier 1 risk-based capital ratio of less than 5.0%; then


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         (a)      any holder or holders of the Series A preferred stock (or the collateral agent on behalf of the holders of Income PRIDES) shall immediately, in accordance with procedures set forth in the charter of the Issuer and the prospectus pursuant to which the Series A preferred stock were sold, exchange (the "Exchange") the Series A preferred stock for the Exchange Stock, on a one share for one share basis, by delivering any and all certificates representing any of the Series A preferred stock to Provident Bank, properly endorsed for transfer;

         (b) Provident Bank shall immediately and unconditionally issue the Exchange Stock to the holder or holders of the Series A preferred stock (or the collateral agent on behalf of the holders of Income PRIDES), and

         (c) any and all accrued but unpaid dividends on the Series A preferred stock through the date of the conversion shall be deemed to be accrued and unpaid dividends on the Exchange Stock.

         2. Legend. The certificates representing the Series A preferred stock shall bear substantially the following legend in conspicuous type:

THE SERIES A PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE CHARTER OF THE CORPORATION AND A CERTAIN EXCHANGE AGREEMENT, DATED JUNE __, 2002, REQUIRING THEIR EXCHANGE IN CERTAIN CIRCUMSTANCES INTO SERIES A PREFERRED STOCK OF THE PROVIDENT BANK. THE CORPORATION WILL MAIL TO THE STOCKHOLDER A COPY OF THE CHARTER OF THE CORPORATION AND SUCH AGREEMENT, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

         3. Representations as to the Exchange Stock. Provident Bank represents and warrants to the Issuer that (i) the issuance of the Exchange Stock has been duly authorized by the Board of Directors of Provident Bank and (ii) all corporate actions necessary for Provident Bank to issue the Exchange Stock have been taken.

         4. Cancellation. Provident Bank acknowledges and accepts hereby that upon the occurrence of the Exchange, the Series A Preferred Stock will be cancelled and no longer outstanding.

         5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                       THE PROVIDENT BANK

                                       By:
                                           -----------------------------------
                                       Name: Tayfun Tuzun
                                       Title: Senior Vice President, Treasury

                                       PFGI CAPITAL CORPORATION

                                       By:
                                           -----------------------------------
                                       Name: Mark E. Magee
                                       Title: Secretary